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PROXY                          VISION-SCIENCES, INC.                    PROXY



PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 19, 1996

     The undersigned, revoking all prior proxies, hereby appoint(s) Katsumi Oneda and Peter B. Tarr, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of Vision-Sciences, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, on August 19, 1996 at 10:00 a.m., local time, and at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

     1.   To elect the following Class II Directors (except as marked below):

          Katsumi Oneda, Fred E. Silverstein, M.D. and
          Janice B. Wyatt

/  / FOR  all nominees   /  / WITHHOLD AUTHORITY to vote for all nominees

/  / FOR  all nomineees except the following:__________________________

     2. To ratify the selection of Arthur Andersen, LLP as the Company's independent auditors for the current year.

                /  /  FOR     /  /  AGAINST    /  /  ABSTAIN

     3. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

               /  /   FOR    /  /   AGAINST

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                                   Please sign exactly as name appears hereon.
                                   When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation or partnership, please sign by authorizing person.

                                   Signature:_________________________________

                                   Date:______________________________________

THIS PROXY IS SOLICITED            Signature:_________________________________
ON BEHALF OF THE BOARD OF
DIRECTORS OF THE COMPANY.          Date:______________________________________